UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 31, 2025, Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) entered into an executive employment agreement with Douglas W. McCurdy to serve as Chief Financial Officer of Reed’s, effective February 10, 2025. The agreement is for a term of one year and provides for severance through the date of the initial one-year term, in the event the company terminates Mr. McCurdy’s employment without cause, which includes but is not limited to customary causes such as failure to perform, breach, and acts of moral turpitude. Mr. McCurdy will receive a base salary of $323,000 per year and will be eligible to receive a discretionary annual performance based bonus with a target of 30% of his base salary. He is entitled to participate in all employee benefit plans, practices, and programs maintained by Reed’s provided to similarly situated executives of the company, including equity compensation plans. He will receive four weeks paid vacation per year. The employment agreement contains customary indemnification and clawback provisions. In conjunction with the executive employment agreement, Mr. McCurdy and Reed’s entered into a confidentiality and proprietary information agreement, which includes customary restrictive covenants.

The foregoing descriptions of the executive employment agreement and the confidentiality and proprietary information agreement are qualified by reference to the full text of such agreements, which will be included with the company’s Annual Report on Form 10-K for the 2024 fiscal year and its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Joann Tinnelly, Reed’s Chief Financial Officer, has agreed to transition to the position of Chief Accounting Officer effective February 10, 2025.

(c) Effective February 10, 2025, Douglas W. McCurdy, age 59, will assume the role of Chief Financial Officer. Prior to joining Reed’s, Mr. McCurdy served as director of Roberts & Ryan, Inc., an investment bank, where he served since December 2023. From November 2019 to May 2023, Mr. McCurdy served as Chief Operating Officer of YDC, Inc., d/b/a Rezi, a proptech rental platform. From January 2013 through February 2019, he was a founder and served as Chief Operating Officer of Torrential, Inc., a mobile-video digital media startup. Prior to his corporate career, Mr. McCurdy served as a U.S. Navy Lieutenant and later earned an MBA in Finance, Accounting, and Economics from the University of Chicago Booth School of Business.

The disclosures set forth in Item 1.01 describing the terms of Mr. McCurdy’s executive employment agreement and the confidentiality and proprietary information agreement are incorporated herein by this reference.

Item 8.01 Other Events

Reed’s issued a press release on February 6, 2025 announcing a leadership update. The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Reed’s, Inc. dated February 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: February 6, 2025	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer